Exhibit 10.13

Deferred Loan Agreement

Party A (the Lender): Daqing High-Tech State-owned Assets Operation Co., Ltd.

Legal Representative: Wang Fangyu

Party B (the Borrower): Heilongjiang TYALS Co., Ltd.

Party C (the Guarantor): Wang Yuhu

Address: No. 108, Shangyou Street, Daoli District, Harbin.

ID Card No.: 230124197406087013

In order to solve the shortage of funds of Party B in purchasing electrical aluminum rod production equipments, in accordance with the resolutions of the 1st Special Conference dated March 10, 2006 of the People’s Government of Daqing City and of the 4th Session dated March 17, 2006 of the project examination and approval committee of the high and new technology zone, Party A, Party B and Party C reach the following loan agreement through negotiation:

Article I: The monetary loan of RMB 750,000.00 lent to Party B by Party A will be transferred to Party B’s account within 15 days after Party B has completed all its obligations stipulated by the 4th Session of the project examination and approval committee of the high and new technology zone in 2006, provided that the three parties have executed this Agreement;

Article II: The extended period of the loan is from April 07, 2009 to December 31, 2009;

Article III: Party B shall pay to Party A the fund possession expenses according to 5% of the loan every year. The fund possession expenses of the first year shall be paid up within 15 days after the date of execution of this Agreement, and thereafter the fund possession expenses of each year shall be paid up on the anniversary of the fund possession expenses of last year.

Article IV: The loan must be used to purchase electrical aluminum rod production equipments and may not be misappropriated for any other purpose.

Article V: Party A has the right to require Party B to provide production operation data according to the needs and requirements of funds management. Party B undertakes to give comprehensive cooperation and submits monthly enterprise financial reports as required by Party A.

Article VI: Party B undertakes to notify Party A in writing within 7 days of the date of occurrence or possible occurrence of any of the following circumstances:

1.	Any material change happens to the form of organization, including without limitation implementation of contracting, leasing operation, joint operation, shareholding system transformation, amalgamation (merger), joint venture (cooperation), division, setup of subsidiary, transfer of property right, capital decrease, closedown, dismissal, application for bankruptcy, etc.;

2.	Party B modifies its articles of association, replaces legal representative, decreases registered capital, or makes any material decision in terms of finance or personnel;

3.	Party B sells, leases, transfers or dispose of otherwise all or any substantial part of its assets;

4.	Party B provides guarantee for any third party, which causes material adverse impact upon its financial status or ability to perform its obligations hereunder; or

5.	Party B gets involved in any material suit, or compulsory enforcement measures (such as property preservative measures) are taken to its major assets, or any such event as causes material adverse impact to its financial status or repayment capability happens to Party B.

Article VII: Special Provisions

1.	If, during the period of the loan, Party B increases its capital or enlarges its shares, Party B shall obtain the consent of Party A and perform legal procedures. In such case, the loan may be transformed into the investment of Party A to Party B;

2.	Party C (namely the legal representative of Party B) provides joint and several guarantee for Party B’s all obligations hereunder. Even if the loan agreement becomes null and void, this clause remains in force. The period of such guarantee is two years as of the date of expiration of this Agreement.

Article VIII: Liabilities for Breach of Agreement

1.	If Party B fails to repay in full the principal of the loan and the fund possession expenses as scheduled, Party B shall pay to Party A a penalty according to 0.05% of the loan every day;

2.	If Party B (i) violates any provision of this Agreement, (ii) conducts any illegal activities, (iii) provides any false information to Party A, (iv) does not notify Party A of any material change in the operation or assets of Party B, or (v) the legal representative or any other officer of Party B has any illegal conduct, Party A has the right to terminate unilaterally this Agreement at once, take back the loan and recover from Party B all losses (including without limitation fund possession expenses, penalty, legal fees, counsel fee, etc);

3.	The invalidity of any provision of this Agreement may not prejudice the validity of the remaining provisions hereof.

Article IX: Any dispute arising out of this Agreement and any matter uncovered herein shall be settled by both parties through negotiation. In case no settlement can be reached, either part may bring a suit to the court of the place where Party A is located.

Article X: This Agreement will come into force as of the date of execution and is in four originals of the same legal force, two for each party.

Party A (the Lender): Daqing High-Tech State-owned Assets Operation Co., Ltd. (Seal)

Legal Representative:

Or Entrusted Agent (Signature): Meng Xin

Daqing High-Tech State-owned Assets Operation Co., Ltd. (Seal)

Party B (the Borrower): Heilongjiang TYALS Co., Ltd. (Seal)

Legal Representative:

Or

Entrusted Agent (Signature):

Heilongjiang TYALS Co., Ltd. (Seal)

Party C (the Guarantor) (Signature): Wang Yuhu

Date: April 07, 2009

Deferred Repayment Agreement

Party A: Daqing High-Tech State-owned Assets Operation Co., Ltd.

Party B: Heilongjiang TYALS Co., Ltd.

In accordance with the resolutions of the 1st Special Conference dated March 10, 2006 of the People’s Government of Daqing City and of the 4th Session dated March 17, 2006 of the project examination and approval committee of the high and new technology zone, the period of the loan of RMB 4,750,000.00 provided to Party B by Party A in April 2006 is from May 2006 to June 2009. During this period, Party B proposed to go listed. On August 31, 2009, it was decided on the 6th director office meeting of the management committee of the high and new technology zone that Party A may convert the loan of RMB 4,750,000.00 into equities if Party B goes listed on domestic New Third Board market. If Party B fails to go listed as scheduled or the transformation of the loan into equities fails to be implemented, Party B shall repay in a lump sum of RMB 4,750,000.00 and refund the possession expenses in cash within one month. On September 04, 2009, Party A and Party B executed a deferred repayment agreement, by which Party B shall repay the entire loan on January 31, 2010 if Party B fails to go listed as scheduled or the conversion of the loan into equities fails to be implemented.

In order to continue to support Party B’s going listed on domestic new third board, it was agreed on the 3rd session dated April 13, 2010 of the management committee of the high and new technology zone that the repayment of this loan may be deferred. Therefore, both parties reach the following agreement through negotiation:

1.	Party B shall repay to Party A the entire loan of RMB 4,750,000.00 prior to November 30, 2010, whether Party B can go listed on domestic New Third Board market.

2.	For the extended period from October 2009 to November 2010, Party A charges Party B the total fund possession expenses of RMB 71,000.00 in respect of the loan according to the rate agreed previously (5% for RMB 75,0000.00 loan, and 1% for RMB 4,000,000.00 loan thereof), which shall be paid up within 10 days after the date of execution.

3.	If Party B fails to repay as scheduled, Party B shall pay to Party A a loss of RMB 1,000.00 for each overdue day.

4.	This Agreement is in four originals, two for each party.

Party A: Daqing High-Tech State-owned Assets Operation Co., Ltd. (Signature and Seal)

Legal Representative (or Entrusted Agent): Meng Xin

Daqing High-Tech State-owned Assets Operation Co., Ltd. (Seal)

Party B: Heilongjiang TYALS Co., Ltd. (Signature and Seal)

Legal Representative (or Entrusted Agent):

Special Seal for Contract of Party B: Heilongjiang TYALS Co., Ltd. (Seal)

April 28, 2010

Loan Agreement for Listing Support Funds

Party A (the Lender): Daqing Hi-tech State-owned Assets Operating Limited Company

Legal Representative: Tan Baoyin

Party B (the Borrower): Heilongjiang TYALS Co., Ltd.

Legal Representative: Wang Yuhu

Party C (Guarantor): Wang Yuhu (Natural Person)

In order to support the listing financing work of Heilongjiang TYALS Co., Ltd., Party A provides Party B with a loan of RMB 3,000,000.00 as listing support funds in accordance with the requirements of the 4th summary dated March 11, 2011 of the party and government joint conference of the management committee of Daqing High and New Technology Zone and the stipulations of the file of Daqing High and New Technology Zone (G.X.G.F. [2009] No. 1). Whereas Party B owes to Party A a sum of RMB 4,750,000.00 due, which RMB 3,000,000.00 thereof is directly converted into the loan for listing support funds and the remaining RMB 1,750,000.00 thereof will be refunded to Party A by the end of 2011 in accordance with the file of the management committee. Party A and Party B reach the following loan agreement through negotiation:

Article I: RMB 3,000,000.00 of the loan of RMB 4,750,000.00 owed to Party A by Party B is directly converted into the loan for listing support funds and the remaining RMB 1,750,000.00 thereof will be repaid to Party A prior to December 31, 2011. Party B proposes that the third party guarantor Party C should act as the joint and several guarantee responsible person and Party C also agrees to provide such joint and several guarantee, and the valid term of such guarantee is two years.

Article II: The valid term of support loan is two years from December 01, 2010 to April 01, 2013. In case of any of the following circumstances, Party A has the right to require Party B to repay the loan in advance:

1.	Party B fails to repay to Party A the entire loan within 6 months after Party B goes listed formally.

2.	The listing office of the management committee confirms that Party B fails to repay to Party A the entire loan within one months after Party B goes listed.

Article III: The loan may not be used for any purpose other than listing of the company.

Article IV: Party A has the right to require Party B to provide production operation data according to the needs and requirements of funds management. Party B undertakes to give comprehensive cooperation and submit enterprise financial reports quarterly as required by Party A.

Article V: Liabilities for Breach of Agreement:

1.	If Party B fails to repay the loan in full as scheduled, Party B shall pay to Party A a penalty according to 0.05% of the loan per day.

2.	If Party B (i) violates any provision of this Agreement, (ii) conducts any illegal activities, (iii) provides any false information to Party A, (iv) does not notify Party A of any material change in the operation or assets of Party B, or (v) the legal representative or any other officer of Party B has any illegal conduct, Party A has the right to terminate unilaterally this Agreement at once, take back the loan and recover from Party B all losses (including without limitation fund possession expenses, penalty, legal fees, counsel fee, etc).

Article VI: Party C provides joint and several guarantee for the loan of Party B, and the scope of such guarantee covers the principal of the loan, fund possession expenses, penalty, legal fees, counsel fee, etc.

Article VII: Any dispute arising out of this Agreement and any matter uncovered herein shall be settled by both parties through negotiation. In case no settlement can be reached, either part may bring a suit to the court of the place where Party A is located.

Article VIII: This Agreement will come into force as of the date of execution and is in two originals of the same legal force, one for each party.

Party A (the Lender): Daqing Hi-tech State-owned Assets Operating Limited Company (Seal)

Legal Representative: Tan Baoyin

Daqing Hi-tech State-owned Assets Operating Limited Company (Seal)

Party B (the Borrower): Heilongjiang TYALS Co., Ltd. (Seal)

Legal Representative: Wang Yuhu

Heilongjiang TYALS Co., Ltd. (Seal)

Party C (Guarantor): Wang Yuhu (Signature)

Place of Execution: Daqing High and New Technology Industrial Development Zone

Date of Execution: , 2011